ITEM 77Q1ai

AMENDMENT 15
TO THE RESTATED AND AMENDED
DECLARATION OF TRUST
FEDERATED INCOME SECURITIES TRUST

Dated May 19 2000

	This
Declaration of
Trust is amended as follows

       Strike the
first paragraph of Section
5 of Article III from the
Declaration of Trust and
substitute in its
place the following

	"Section 5  Establishment
and Designation of Series or Class
Without limiting the authority of the
Trustees set forth in Article XII
Section 8 inter alia to establish
 and designate any additional Series
or Class or to modify the rights
and preferences of any existing Series
 or
Class the Series and Classes
of the Trust are established and
designated as

Federated Capital Income
Fund
Class A Shares
Class B Shares
Class C Shares
Class F Shares
Federated Fund for U S
Government Securities
Class A Shares
Class B Shares
Class C Shares
Federated Intermediate
Corporate Bond Fund
Institutional Service
Shares
Institutional Shares
Federated Muni and Stock
Advantage Fund
Class A Shares
Class B Shares
Class C Shares
Federated Real Return
Bond Fund
Class A Shares
Class C Shares
Institutional Shares
Federated ShortTerm
Income Fund
Class A Shares
Class Y Shares
Institutional Service
Shares
Institutional Shares
Federated Stock and
California Muni Fund
Class A Shares
Class C Shares


       	The undersigned
hereby certify that the
above stated Amendment is a
true and
correct Amendment to the
Declaration of Trust as
adopted by the Board of
Trustees at a meeting
on the 18th day of August
2006



	WITNESS the due
execution hereof this
18th day of August 2006

       s John F Donahue
	s Peter E Madden
John F Donahue
Peter E Madden

s Thomas G Bigley
s Charles F Mansfield Jr
Thomas G Bigley
Charles F Mansfield Jr

s John T Conroy Jr
s John E Murray Jr
John T Conroy Jr
John E Murray Jr

s Nicholas P Constantakis
s Marjorie P Smuts
Nicholas P Constantakis
Marjorie P Smuts

s John F Cunningham
s John S Walsh
John F Cunningham
John S Walsh

s J Christopher Donahue
s James F Will
J Christopher Donahue
James F Will

s Lawrence D Ellis MD
Lawrence D Ellis MD


ITEM 77Q1aii

AMENDMENT 12
TO THE BYLAWS
OF
FEDERATED INCOME SECURITIES
TRUST

Effective January 1 2006

Strike Section 1 Officers and Section
2 Election of Officers from Article I
OFFICERS AND THEIR
ELECTION and replace with the following
Section 1  Officers The Officers of the
Trust shall be a President one or more
Executive Vice
Presidents one or more Senior Vice
 Presidents
one or more Vice Presidents a Treasurer
and a
Secretary  The Board of Trustees in
its discretion may also elect or appoint one or more Vice Chairmen of the Board of Trustees who need not be a Trustee and other Officers or agents
including one or more
Assistant Vice Presidents one or more
Assistant Secretaries and one or more
Assistant Treasurers  An
Executive Vice President Senior Vice
President or Vice President the
Secretary or the Treasurer may
appoint an Assistant Vice President
an
Assistant Secretary or an Assistant
Treasurer respectively to
serve until the next election
of Officers
Two or more offices may be held by
a single person except the
offices of President and Executive
Vice President Senior Vice President
or Vice President may not be
held by the same person concurrently
It shall not be necessary for any
Trustee or any Officer to be a
holder of shares in any Series or
Class of the Trust  Any officer or
 such other person as the Board may
appoint may preside at meetings of
the shareholders
Section 2  Election of Officers
The Officers shall be elected
annually by the Trustees  Each Officer
shall hold office for one year and
 until the election and qualification
of his successor or until earlier
resignation or removal

Strike Sections 2
Chairman of the Trustees
Section 3 Vice Chairman
of the Trustees Section 4
President and Section 5
Vice President from
Article II  POWERS AND
DUTIES OF TRUSTEES
AND OFFICERS and replace
with the following
Section 2  Chairman of
the Board  The Board may
elect from among its members
a Chairman of the
Board  The Chairman shall
at all times be a Trustee
who meets all applicable
regulatory and other
relevant requirements for
serving in such capacity
The Chairman shall not be an
officer of the Trust but
shall preside over meetings
of the Board and shall have
such other responsibilities
in furthering the Board
functions as may be assigned
 from time to time by the Board
 of Trustees or prescribed
by these ByLaws
It shall be understood that
the election of any Trustee
as Chairman shall not impose
on that person any
duty obligation or liability
that is greater than the
duties obligations and
liabilities imposed on that
person as a Trustee in
the absence of such
election and no Trustee
who is so elected shall
be held to a
higher standard of care
by virtue thereof  In
addition election as
Chairman shall not affect
in any way
that Trustees rights or
entitlement to
indemnification
under the ByLaws
or otherwise by the
Trust  The
Chairman shall be
elected by the Board
annually to hold office
until his successor shall
 have been duly
elected and shall
have qualified or until
his death or until he
shall have resigned or
 have been removed
as herein provided in
these ByLaws  Each
Trustee including the
Chairman shall have one vote

Resignation  The
Chairman may resign
at any time by giving
written notice of
 resignation to the Board
Any such resignation
shall take effect at
the time specified in
such notice or if the
time when it shall
become effective shall
 not be specified therein
 immediately upon its
receipt and unless
otherwise
specified therein the
acceptance of such
resignation shall not be
necessary to make it
effective

Removal  The Chairman
 may
be removed by majority
vote
 of the Board with or
 without cause at any
time

Vacancy  Any vacancy
in the office of
Chairman arising from any
cause whatsoever may be filled
 for
the unexpired portion
of the term of the office
which shall be vacant by
the vote of the Board

Absence  If for any reason
the Chairman is absent from
 a meeting of the Board the
Board may select
from among its members who
are present at such meeting
a Trustee to preside at such
 meeting

Section 3  Vice Chairman of
the Trustees  Any Vice
 Chairman shall perform
such duties as may be
assigned to him from time
to time by the Trustees
The
 Vice Chairman need not be
a Trustee
Section 4  President
The President shall
be the principal executive
officer of the Trust
He shall counsel
and advise the Chairman
 He shall have general
supervision over the
business of the Trust
and policies of
the Trust  He shall
employ and define the
duties of all employees
shall have power to discharge
 any such
employees shall exercise
general supervision over
the affairs of the Trust
 and shall perform such other
duties as may be assigned
to him from time to time by
the Trustees the Chairman
or the Executive
Committee  The President
shall have the power to
appoint one or more Assistant
Secretaries or other
junior officers subject to
ratification of such
appointments by the Board
The President shall have the
power to sign in the name
of and on behalf of the
Trust powers of attorney
proxies waivers of notice of
meeting consents and other
instruments relating to
securities or other
property owned by the Trust
and
may in the name of and on
behalf of the Trust take
all such action as the
President may deem advisable
in entering into agreements
to purchase securities or
other property in the
ordinary course of business
and
to sign representation
letters in the course of
buying securities or other
 property

Section 5  Vice President
The Executive Vice President
 Senior Vice President or
Vice President if any
in order of their rank as
fixed by the Board or if not
ranked a Vice President
designated by the Board in
the absence of the President
shall perform all duties and
may exercise any of the powers
 of the President
subject to the control of the
Trustees  Each Executive Vice
 President Senior Vice
President and Vice
President shall perform such
other duties as may be assigned
to him from time to time by the
 Trustees the
Chairman the President or
the
Executive Committee  Each
Executive Vice President Senior
 Vice
President and Vice President
shall be authorized to sign
documents on behalf of the
 Trust  The Executive
Vice President Senior Vice
 President and Vice President
 shall have the power to
sign in the name of and
on behalf of the Trust and
subject to Article VIII
Section 1 powers of attorney
proxies waivers of notice
of meeting consents and
other instruments relating
 to securities or other
property owned by the
Trust and
may in the name of and on
behalf of the Trust take
all such action as the
Executive Vice President
Senior Vice President or
Vice President may deem
advisable in entering into
agreements to purchase
securities or other property
in the ordinary course of
 business and to sign
representation letters in the
course of buying securities
or other property


ITEM 77Q1e


Name changed to Federated
 Stock and California Muni
Fund  12406


EXHIBIT B
to the
Investment Advisory Contract

Federated California Muni
 and Stock Advantage Fund

	For all services
rendered by the Adviser
hereunder the abovenamed
Fund of the Trust shall
 pay to the
Adviser and the Adviser
agrees to accept as full
compensation for all services
rendered hereunder an annual
investment advisory fee
equal to 100 of 1 of the
average daily net assets of
the Fund

	The portion of the
 fees based upon the average
 daily net assets of the Fund
shall be accrued daily at
the rate
of 1365th of 100 of 1
applied to the daily net
assets of the Fund

	The advisory fee so
accrued shall be paid to the Adviser
 daily

	Witness the due
execution hereof this 1st
day of September 2006


Federated Equity Management
Company
of Pennsylvania



By  s John B Fisher
Name  John B Fisher
Title  President


Federated Income
 Securities Trust



By  s J Christopher Donahue
Name  J Christopher Donahue
Title  President